Exhibit 5


                               VITAL LIVING, INC.

                          REGISTRATION RIGHTS AGREEMENT

         This  REGISTRATION  RIGHTS  AGREEMENT  (the  "Agreement"),  dated as of
December 15, 2003, is made by and between Vital Living, Inc., a Nevada corporation (the "Company"), and the individuals and entities set forth on the signature page hereto as such page may be amended from time to time to include Additional Investors (as defined in Section 12) (each an "Investor" and collectively, the "Investors").

         WHEREAS, in connection with that certain Securities Purchase Agreement by and among the Company and the Investors of even date herewith (the "Securities Purchase Agreement"), the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (a) certain senior secured convertible notes (each a "Note" and collectively the "Notes"), and (b) warrants (the "Warrants") to purchase shares of the Company's common stock, $0.001 par value per share (the "Common Stock"); and

         WHEREAS, to induce the Investors to purchase the Notes and the Warrants, the Company has agreed to register the shares of Common Stock into which the Notes may be convertible and the shares of Common Stock issuable upon exercise of the Warrants pursuant to the terms of this Agreement;

         NOW, THEREFORE, the Company and the Investors hereby covenant and agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Register," "registered" and "registration" each shall refer to a registration effected by preparing and filing a Registration Statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement or document by the Commission.

         "Registrable Securities" shall mean (i) the Common Stock issuable upon conversion of the Notes (or that may be issuable upon the conversion of any other equity security issuable upon conversion of the Notes), (ii) the Common stock issuable upon exercise of the Warrants, and (iii) any other shares of Common Stock issued as a dividend, interest payment or other distribution with respect to or in exchange for or in replacement of such Notes, Warrants or Common Stock, provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (x) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act,
(y) at such time, as they may be freely sold by the Investor pursuant to Rule 144(k) under the Securities Act or (z) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 9, to the rights under this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.

         "Capitalized terms" used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement or the Notes.

         2. Registration.

         (a) The Company shall file with the Commission a Registration Statement on Form SB-2, S-1 or S-3 or such other appropriate form as may be prescribed by the Securities Act, covering the Registrable Securities on or before January 14, 2004 (the "Target Registration Date"). In the event that (i) such Registration Statement is not filed by the Target Registration Date or (ii) the Company fails to respond in writing to comments received from the Commission within 30 days of receipt of such comments, the Company will pay to each Investor, as liquidated damages, an amount equal to 2.0% of the principal amount of such Investor's Note for each 30-day period (or pro rata for any portion thereof) for so long as such circumstance continues. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States and shall be paid monthly within ten (10) business days of the last day of each month following the Target Registration Date until (i) the Registration Statement is filed with the SEC or (ii) the Company has responded to comments from the Commission, as applicable. Amounts payable as liquidated damages hereunder shall cease when a Investor no longer holds Registrable Securities.

         (b) The Company shall use reasonable best efforts to have such Registration Statement declared effective as promptly as practicable and no later than April 15, 2004 (the "Target Effective Date"), and to maintain the effectiveness and use of such Registration Statement until no earlier than (i) the date on which all of the Registrable Securities may be resold by the Investors without restriction pursuant to Rule 144(k) under the Securities Act, or (ii) the date on which all of the Registrable Securities have been sold. If the Registration Statement is (i) not declared effective by the SEC on or before the Target Effective Date or (ii) subject to customary blackout periods described below, such Registration Statement does not remain effective and available for use, then the Company will pay to each Investor that is then holding Registrable Securities, as liquidated damages, an amount equal to 2.0% of the principal amount of such Investor's Note for each 30-day period (or pro rata for any portion thereof) following the Target Effective Date during which the Registration Statement is not declared effective or does not remain effective and available for such use. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States and shall be paid monthly within ten (10) business days of the last day of each month


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

following the Target Effective Date until the Registration Statement is declared effective by the SEC and available for such use. Amounts payable as liquidated damages hereunder shall cease when a Investor no longer holds Registrable Securities. Notwithstanding the foregoing, in the event the Company furnishes to each Investor a certificate signed by the Chief Executive Officer of the Company (each, a "Blackout Notice") stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders to amend the Registration Statement because such amendment would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the Company taken as a whole, the Company shall be excused from amending such Registration Statement and from paying damages hereunder for a reasonable period of time not to exceed forty-five (45) days.

         (c) The Company agrees that it will not enter into any acquisition or disposition agreements which, upon consummation, would require the filing of a Current Report on Form 8-K containing audited financial statements (a "Material Acquisition") until the Registration Statement covering the Registrable Securities is declared effective. The Company further agrees that, after the Registration Statement covering the Registrable Securities is declared effective, it will not enter into an agreement for any Material Acquisition for a period of at least 60 days unless such Registration Statement is on Form S-3.

         3. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

         (a) prepare and file with the Commission the Registration Statement with respect to such securities, which Registration Statement shall comply in all material respects with the requirements of the Commission, and use its reasonable best efforts to cause such Registration Statement to become effective not later than 60 days from the Target Effective Date;

         (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and up-to-date and comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

         (c) furnish to each Investor proposing to sell Registrable Securities and to each underwriter such number of copies of the Registration Statement (including amendments and supplements thereto and, in each case, all exhibits) and the prospectus included therein (including each preliminary or summary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such Registration Statement;

         (d) use its best efforts (i) to register or qualify the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such


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

jurisdictions as the Investors proposing to sell Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby, and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

         (e) use its best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

         (f) immediately notify each Investor and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event, or the discovery thereof as a result of which the prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and prepare and furnish to each Investor such number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (g) promptly notify each Investor of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

         (h) in  connection  with an  underwritten  offering,

         (i) enter into an underwriting, agency, placement, subscription or other agreement with respect to the offer and sale of the Registrable Securities and perform its obligations thereunder, in usual and customary form and substance, including, but not limited to,

              (A) usual and customary indemnities;

              (B) the provision by officers of the Company of customary certificates;

              (C) the provision by independent counsel to the Company of customary opinions and letters (which counsel and opinions and letters shall be reasonably


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

satisfactory to the lead underwriters) addressed to the Investors and the underwriters, covering such matters as are customarily covered in opinions and letters requested in underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by the Investors and the underwriters (it being agreed that the matters to be covered by such opinions and letters shall include, without limitation, (1) the effectiveness of the Registration Statement, (2) the compliance of the Registration Statement and the prospectus, including any prospectus supplement thereto, with the requirements of the Securities Act, and (3) the absence from the Registration Statement and the prospectus, including any documents incorporated by reference therein and any prospectus supplement thereto, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading); and

         (D) the provision by the Company's independent public accountants of customary "comfort letters" addressed to the Investors and the underwriters, covering such matters as are customarily covered in "comfort letters" requested in underwritten offerings of equity and convertible debt securities and such other financial matters as may be reasonably requested by the Investors and the underwriters; and

              (ii) if requested by the underwriters, participate, and use its best efforts to cause its executive officers to participate, in any "roadshow" or other marketing activities intended to aid in the successful disposition of the Registrable Shares;

         (i) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Investors or any underwriters may reasonably request; and

         (j) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

         4. Obligations of Holders.

         Each Investor shall furnish to the Company such information regarding such Investor, the number of Registrable Securities owned and proposed to be sold by it, the intended method of disposition of such securities and any other information as shall be required to effect the registration of the Registrable Securities, and cooperate with the Company in preparing the Registration
Statement  and in complying  with the  requirements  of the  Securities  Act.

         5. Expenses. All expenses incurred by the Company in complying with Sections 2 and 3 including, without limitation, all registration and filing fees (including fees payable to the Commission and any other regulatory body with which the Company is required to file), printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of transfer agents and registrars, and reasonable fees and disbursements of one counsel for the holders of Registrable Securities, but excluding any


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

Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses."

         The Company will pay all Registration Expenses and the Selling Expenses in connection with each sale shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

         6. Indemnification and Contribution.

         (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to the terms of this Agreement, the Company will indemnify and hold harmless and pay and reimburse, each Investor selling Registrable Securities thereunder, including its directors, officers, employees, agents and representatives, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls any such person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, including any amendment thereto or supplement thereof or any documents incorporated therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act or any state securities or blue sky laws and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable vis-a-vis a particular indemnified person if and to the extent such person's loss, claim, damage or liability arises out of or is based upon the Company's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such person in writing specifically for use in such Registration Statement or prospectus.

         (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto each Investor selling Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or


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

necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that such Investor will be liable hereunder in any such case only if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Investor, as such, furnished in writing to the Company by such Investor specifically for use in such Registration Statement or prospectus, and provided, that the liability of each Investor hereunder shall be limited to the proceeds received by such Investor from the sale of Registrable Securities covered by such Registration Statement. Notwithstanding the foregoing, any indemnity provided by any indemnifying Investor in this Section 6(b) shall not apply to amounts paid by the Company in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnifying Investor.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall relieve it from any liability which it may have to such indemnified party under this Section 6 only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advice of its counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand


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

and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         7. Changes in Capital Stock. If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue as so changed.

         8.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to the Investor as follows:

         (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

         9. Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Investor to transferees or assignees of such securities; provided, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. The term "Investor" as used in this Agreement shall include such permitted transferees or assignees.

         10. Rule 144 Requirements. The Company agrees to:

              (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;


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

              (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

              (c) furnish to any holder of Registrable  Securities  upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         11.  Termination.   All  of  the  Company's   obligations  to  register
Registrable Shares under Sections 2 and 3 hereto shall terminate upon the date on which no Investor holds any Registrable Securities.

         12.  Miscellaneous.

              (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

              (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier, addressed (i) if to the Company, at Vital Living, Inc., 5080 North 40th Street, Suite 105, Phoenix, AZ 85018, Telecopier No.: (602) 952-7129, Attn: Stuart A. Benson, President (E-mail: cafestu@aol.com) or if to the Investor, at the address set forth beneath such Investor's name on the signature page attached hereto; and (ii) if to any holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph; and in either case, to Graubard Miller, 600 Third Avenue, 32nd Floor, New York, New York 10016, Attn: David Alan Miller (E-Mail: dmiller@graubard.com).

              (c) This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

              (d) This Agreement may not be amended or modified without the written consent of the Company and the holders of at least a majority of the Registrable Securities.

              (e) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

              (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

              (g) If any  provision  of  this  Agreement  shall  be  held  to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

              (h) This Agreement constitutes the entire contract among the Company and the Investors relative to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings and discussions with respect thereto.

              (i) The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

              (j) In the event that, at any time or from time to time, the Company holds a Closing subsequent to the Initial Closing (as such terms are defined in the Securities Purchase Agreement) and issues additional Notes and Warrants to additional investors (collectively the "Additional Investors" and individually an "Additional Investor"), as a condition precedent to such Closing, the Company shall countersign a copy of this Agreement with each Additional Investor and each such Additional Investor shall agree to sign a copy of this Agreement (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) thereby agreeing to be bound by all applicable provisions of this Agreement as a party hereto and in the capacity as an Investor. Except as provided herein, upon any such Interim Closing, all references to the Investors or to any Investor shall thereafter be deemed to include such

Additional Investor and all references to the Notes and Warrants shall be deemed to include the Notes and Warrants purchased by such Additional Investors.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                     VITAL LIVING, INC.


                                     By: /s/ Stuart A. Benson
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     INVESTOR NAME


                                     By: /s/ Donald Nicholson
                                         ---------------------------------------
                                         Name:  Donald Nicholson
                                         Title: Finance Director

                                     Address:  SkyePharma PLC
                                               105 Piccadilly
                                               London
                                               W1J 7NJ


                                     (Signatures of other Investors omitted.)